                                                                    EXHIBIT 4.6


                                                                [EXECUTION COPY]



================================================================================



                               CREDIT AGREEMENT


                                 dated as of


                                August 8, 1995


                                    among


                             FIRSTAR CORPORATION


                           THE LENDERS NAMED HEREIN


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Agent


                                     and


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                                CHEMICAL BANK
                                     and
                                  NBD BANK,
                                 as Co-Agents



================================================================================

                               TABLE OF CONTENTS


ARTICLE I  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . .  1


ARTICLE II  THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   13

      2.1.         Description of Facility.     . . . . . . . . . . . . . . . . . . . . . .. . . . .   13
      2.2.         Availability of Facility.  . . . . . . . . . . . . . . . . . . . . . . .. . . . .   13
      2.3.         Committed Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   13
                     2.3.1.       Commitment. . . . . . . . . . . . . . . . . . . . . . . .. . . . .   13
                     2.3.2.       Ratable Loans; Types of Advances  . . . . . . . . . . . .. . . . .   13
                     2.3.3.       Minimum Amount of Each Committed Advance.   . . . . . . .. . . . .   13
                     2.3.4.       Applicable Margin . . . . . . . . . . . . . . . . . . . .. . . . .   14
                     2.3.5.       Method of Selecting Types and Interest
                                  Periods for New Committed Advances. . . . . . . . . . . .. . . . .   15
                     2.3.6.       Conversion and Continuation of
                                  Outstanding Committed Advances  . . . . . . . . . . . . .. . . . .   15
      2.4.                        Competitive Bid Advances. . . . . . . . . . . . . . . . .. . . . .   16
                     2.4.1.       Competitive Bid Option; Repayment of
                                  Competitive Bid Advances. . . . . . . . . . . . . . . . .. . . . .   16
                     2.4.2.       Competitive Bid Quote Request.  . . . . . . . . . . . . .. . . . .   16
                     2.4.3.       Invitation for Competitive Bid Quotes.  . . . . . . . . .. . . . .   17
                     2.4.4.       Submission and Contents of Competitive
                                  Bid Quotes  . . . . . . . . . . . . . . . . . . . . . . .. . . . .   17
                     2.4.5.       Notice to Borrower.   . . . . . . . . . . . . . . . . . .. . . . .   19
                     2.4.6.       Acceptance and Notice by Borrower.    . . . . . . . . . .. . . . .   19
                     2.4.7.       Allocation by the Agent . . . . . . . . . . . . . . . . .. . . . .   20
                     2.4.8.       Administration Fee.   . . . . . . . . . . . . . . . . . .. . . . .   20
      2.5.         Method of Borrowing.   . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   20
      2.6.         Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   21
                     2.6.1.  Facility Fee   . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   21
                     2.6.2.  Usage Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   21
                     2.6.3.  Agent's Fees   . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   21
      2.7.         Reductions in Aggregate Commitment;
                   Principal Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   21
                     2.7.1.       Reductions in Aggregate Commitment. . . . . . . . . . . .. . . . .   21
                     2.7.2.       Principal Payments  . . . . . . . . . . . . . . . . . . .. . . . .   21
      2.8.         Changes in Interest Rate, etc.   . . . . . . . . . . . . . . . . . . . .. . . . .   22
      2.9.         Rates Applicable After Default   . . . . . . . . . . . . . . . . . . . .. . . . .   22
      2.10.        Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   22
      2.11.        Notes; Telephonic Notices  . . . . . . . . . . . . . . . . . . . . . . .. . . . .   23
      2.12.        Interest Payment Dates; Interest and Fee Basis   . . . . . . . . . . . .. . . . .   23
      2.13.        Notification of Advances, Interest Rates,
                   Prepayments and Commitment Reductions  . . . . . . . . . . . . . . . . .. . . . .   24
      2.14.        Lending Installations  . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   24
      2.15.        Non-Receipt of Funds by the Agent  . . . . . . . . . . . . . . . . . . .. . . . .   24
      2.16.        Withholding Tax Exemption  . . . . . . . . . . . . . . . . . . . . . . .. . . . .   24


      2.17.        Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . .. . . . .   25
                     2.17.1   Extension Procedures.   . . . . . . . . . . . . . . . . . . .. . . . .   25
                     2.17.2.  Termination of Lenders.   . . . . . . . . . . . . . . . . . .. . . . .   25
                     2.17.3.  Successor Lenders.    . . . . . . . . . . . . . . . . . . . .. . . . .   26


ARTICLE III  CHANGE IN CIRCUMSTANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   27

      3.1.         Yield Protection   . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   27
      3.2.         Changes in Capital Adequacy Regulations  . . . . . . . . . . . . . . . .. . . . .   28
      3.3.         Availability of Types of Advances  . . . . . . . . . . . . . . . . . . .. . . . .   28
      3.4.         Funding Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   28
      3.5.         Lender Statements; Survival of Indemnity   . . . . . . . . . . . . . . .. . . . .   29


ARTICLE IV  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   29

      4.1.         Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   29
      4.2.         Each Advance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   30


ARTICLE V  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   31

      5.1.         Corporate Existence and Standing   . . . . . . . . . . . . . . . . . . .. . . . .   31
      5.2.         Authorization and Validity   . . . . . . . . . . . . . . . . . . . . . .. . . . .   31
      5.3.         No Conflict; Government Consent  . . . . . . . . . . . . . . . . . . . .. . . . .   32
      5.4.         Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   32
      5.5.         Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   32
      5.6.         Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   32
      5.7.         Litigation and Contingent Obligations  . . . . . . . . . . . . . . . . .. . . . .   32
      5.8.         Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   33
      5.9.         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   33
      5.10.        Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   33
      5.11.        Regulation U   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   33
      5.12.        Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   33
      5.13.        Compliance With Laws   . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   33
      5.14.        Ownership of Properties  . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   34
      5.15.        Investment Company Act   . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   34
      5.16.        Public Utility Holding Company Act   . . . . . . . . . . . . . . . . . .. . . . .   34


ARTICLE VI  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   34

      6.1.         Financial Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   34
      6.2.         Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   37
      6.3.         Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
      6.4.         Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
      6.5.         Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
      6.6.         Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
      6.7.         Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
      6.8.         Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
      6.9.         Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38


      6.10.        Merger   . . . . . . . . . . . . . . . . . . . . . . . .  39
      6.11.        Sale of Assets   . . . . . . . . . . . . . . . . . . . .  39
      6.12.        Acquisitions   . . . . . . . . . . . . . . . . . . . . .  39
      6.13.        Liens  . . . . . . . . . . . . . . . . . . . . . . . . .  40
      6.14.        Capitalization   . . . . . . . . . . . . . . . . . . . .  42
      6.15.        Consolidated Non-Performing Assets
                   to Total Equity Capital  . . . . . . . . . . . . . . . .  42
      6.16.        Debt to Total Equity Capital   . . . . . . . . . . . . .  42


ARTICLE VII  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  42


ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES  . . . . . . .  45

      8.1.         Acceleration   . . . . . . . . . . . . . . . . . . . . .  45
      8.2.         Amendments   . . . . . . . . . . . . . . . . . . . . . .  45
      8.3.         Preservation of Rights   . . . . . . . . . . . . . . . .  46


ARTICLE IX  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .  46

      9.1.         Survival of Representations  . . . . . . . . . . . . . .  46
      9.2.         Governmental Regulation  . . . . . . . . . . . . . . . .  46
      9.3.         Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .  46
      9.4.         Headings   . . . . . . . . . . . . . . . . . . . . . . .  47
      9.5.         Entire Agreement   . . . . . . . . . . . . . . . . . . .  47
      9.6.         Several Obligations; Benefits of this Agreement  . . . .  47
      9.7.         Expenses; Indemnification  . . . . . . . . . . . . . . .  47
      9.8.         Numbers of Documents   . . . . . . . . . . . . . . . . .  48
      9.9.         Accounting   . . . . . . . . . . . . . . . . . . . . . .  48
      9.10.        Severability of Provisions   . . . . . . . . . . . . . .  48
      9.11.        Nonliability of Lenders  . . . . . . . . . . . . . . . .  48
      9.12.        CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . .  48
      9.13.        CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . .  48
      9.14.        WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . . . .  49
      9.15.        Confidentiality  . . . . . . . . . . . . . . . . . . . .  49


ARTICLE X  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

      10.1.        Appointment  . . . . . . . . . . . . . . . . . . . . . .  49
      10.2.        Powers   . . . . . . . . . . . . . . . . . . . . . . . .  49
      10.3.        General Immunity   . . . . . . . . . . . . . . . . . . .  50
      10.4.        No Responsibility for Loans, Recitals, etc.  . . . . . .  50
      10.5.        Action on Instructions of Lenders  . . . . . . . . . . .  50
      10.6.        Employment of Agents and Counsel   . . . . . . . . . . .  50
      10.7.        Reliance on Documents; Counsel   . . . . . . . . . . . .  51
      10.8.        Agent's Reimbursement and Indemnification  . . . . . . .  51
      10.9.        Rights as a Lender   . . . . . . . . . . . . . . . . . .  51
      10.l0.       Lender Credit Decision   . . . . . . . . . . . . . . . .  51
      10.11.       Successor Agent  . . . . . . . . . . . . . . . . . . . .  52

      10.12.       Co-Agents  . . . . . . . . . . . . . . . . . . . . . . . 52


ARTICLE XI  SETOFF; RATABLE PAYMENTS  . . . . . . . . . . . . . . . . . . . 53

      11.1.        Setoff   . . . . . . . . . . . . . . . . . . . . . . . . 53
      11.2.        Ratable Payments   . . . . . . . . . . . . . . . . . . . 53


ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS  . . . . . . 53

      12.1.        Successors and Assigns   . . . . . . . . . . . . . . . . 53
      12.2.        Participations   . . . . . . . . . . . . . . . . . . . . 54
                   12.2.1  Permitted Participants; Effect   . . . . . . . . 54
                   12.2.2.  Voting Rights   . . . . . . . . . . . . . . . . 54
                   12.2.3.  Benefit of Setoff   . . . . . . . . . . . . . . 54
      12.3.        Assignments  . . . . . . . . . . . . . . . . . . . . . . 55
                   12.3.1.  Permitted Assignments   . . . . . . . . . . . . 55
                   12.3.2.  Effect; Effective Date  . . . . . . . . . . . . 55
      12.4.        Dissemination of Information   . . . . . . . . . . . . . 56
      12.5.        Tax Treatment  . . . . . . . . . . . . . . . . . . . . . 56


ARTICLE XIII  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

      13.1. Giving Notice   . . . . . . . . . . . . . . . . . . . . . . . . 56
      13.2. Change of Address   . . . . . . . . . . . . . . . . . . . . . . 56


ARTICLE XIV  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 56

EXHIBIT "A-1"  COMMITTED NOTE   . . . . . . . . . . . . . . . . .    60

EXHIBIT "A-2"  COMPETITIVE BID NOTE . . . . . . . . . . . . . . .    62

EXHIBIT "B"    COMPETITIVE BID QUOTE REQUEST  . . . . . . . . . .    64

EXHIBIT "C"    INVITATION FOR COMPETITIVE BID QUOTES  . . . . . .    66

EXHIBIT "D"    COMPETITIVE BID QUOTE  . . . . . . . . . . . . . .    67

EXHIBIT "E"    FORM OF OPINION  . . . . . . . . . . . . . . . . .    69

EXHIBIT "F"    COMPLIANCE CERTIFICATE . . . . . . . . . . . . . .    71

EXHIBIT "G"    LOAN/CREDIT RELATED MONEY
                        TRANSFER INSTRUCTION  . . . . . . . . . .    75

EXHIBIT "H"    ASSIGNMENT AGREEMENT . . . . . . . . . . . . . . .    76

SCHEDULE "1"   LITIGATION . . . . . . . . . . . . . . . . . . . .    86

SCHEDULE "2"   SUBSIDIARIES . . . . . . . . . . . . . . . . . . .    87

                                CREDIT AGREEMENT

      This Agreement, dated as of August 8, 1995, is among Firstar Corporation, the Lenders, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents and The First National Bank of Chicago, as Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      As used in this Agreement:

      "Absolute Rate" means, with respect to a Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower pursuant to Section 2.4.6.

      "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

      "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.4.

      "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 7 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement, but in no event extending beyond the Termination Date. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

      "Absolute Rate Loan" means a Loan which bears interest at an Absolute
Rate.

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership, association, joint venture or similar business organization.

      "Adequately Capitalized" means "adequately capitalized" for purposes of 12 U.S.C. 1831(o) and any rules and regulations issued thereunder (including, without limitation, 12 C.F.R. 565.4), as amended, supplemented or otherwise modified from time to time.

      "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Fixed Rate Advances, for the same Interest Period and includes both a Committed Advance and a Competitive Bid Advance.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

      "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

      "Applicable Margin" means, at any date of determination thereof with respect to any Eurodollar Committed Advance and the facility fees payable pursuant to Section 2.6.1, the respective rates per annum for such Eurodollar Committed Advance and facility fees calculated in accordance with the terms of
Section 2.3.4.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Authorized Officer" means any of the Chairman of the Board, President, or Senior Vice President - Finance and Treasurer of the Borrower, acting singly.

      "Banking Subsidiary" means any insured depository institution (within the meaning of 12 U.S.C. 1813(c), as amended, supplemented or otherwise modified from time to time), which is controlled (within the meaning of 12 U.S.C. 1841, as amended, supplemented or otherwise modified from time to time) by the Borrower.

      "Borrower" means Firstar Corporation, a Wisconsin corporation, and its successors and assigns.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

      "Closing Date" means the date upon which all of the conditions set forth in Section 4.1 have been satisfied or waived.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      "Committed Advance" means a borrowing hereunder consisting of the aggregate amount of the several Committed Loans made by the Lenders to the Borrower at the same time, of the same Type and, in the case of Eurodollar Committed Advances, for the same Interest Period.

      "Committed Borrowing Notice" is defined in Section 2.3.5.

      "Committed Loan" means a Loan made by a Lender pursuant to Section 2.3.

      "Committed Note" means a promissory note in substantially the form of Exhibit "A-1" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Borrower at the same time, at the same interest basis, and for the same Interest Period.

      "Competitive Bid Acceptance Notice" is defined in Section 2.4.6.

      "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, as the case may be.

      "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

      "Competitive Bid Note" means a promissory note in substantially the form of Exhibit "A-2" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

      "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "D" hereto completed and delivered by a Lender to the Agent in accordance with Section 2.4.4.

      "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit "B" hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.4.2.

      "Consolidated Financial Statements" means the Consolidated Financial Statements for Bank Holding Companies With Total Consolidated Assets of $150 Million or More, or With More Than One Subsidiary Bank--FR Y-9 C, as such report may be amended or modified from time to time, and any similar report required to be filed by the Borrower.

      "Consolidated Reports of Condition and Income" means the Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices--FFIEC 031, Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only and

Total Assets of $300 Million or More--FFIEC 032, Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only and Total Assets of $100 Million or More But Less Than $300 Million--FFIEC 033, and Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only and Total Assets of Less Than $100 Million--FFIEC 034, as such reports may be amended or modified from time to time, and any similar report required to be filed by any Banking Subsidiary.

      "Conversion/Continuation Notice" is defined in Section 2.3.6.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

      "Default" means an event described in Article VII.

      "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" means a Eurodollar Committed Advance or a Eurodollar Bid Rate Advance, as applicable.

      "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.4.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, (i) in the case of a Eurodollar Committed Advance, in the approximate amount of First Chicago's relevant Eurodollar Committed Loan, or
(ii) in the case of a Eurodollar Bid Rate Advance, in the approximate amount of such Eurodollar Bid Rate Advance requested by the Borrower, and in each case having a maturity approximately equal to such Interest Period.

      "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of
(i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by

(b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower pursuant to Section 2.4.6.

      "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

      "Eurodollar Bid Rate Loan" means a Competitive Bid Loan which bears interest at a Eurodollar Bid Rate.

      "Eurodollar Committed Advance" means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.3.

      "Eurodollar Committed Loan" means a Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.3.

      "Eurodollar Interest Period" means, with respect to a Eurodollar Advance or a Eurodollar Loan, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day. In no event shall any Eurodollar Interest Period extend beyond the Termination Date.

      "Eurodollar Loan" means a Eurodollar Committed Loan or a Eurodollar Bid Rate Loan, as applicable.

      "Eurodollar Rate" means, with respect to a Eurodollar Committed Advance or a Eurodollar Committed Loan for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

      "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

      "Fixed Rate Advance" means an Advance which bears interest at a Fixed
Rate.

      "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

      "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

      "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

      "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

      "Indebtedness" means (i) total deposits, (ii) securities sold under agreements to repurchase, (iii) borrowings with an original maturity of one year or less, (iv) other borrowed funds with an original maturity of greater than one year, (v) mandatory convertible securities, (vi) subordinated notes and debentures, and (vii) other liabilities, in each case determined for the Borrower only in a manner consistent with that used in preparing the Borrower's March 31, 1995 Parent Company Only Financial Statements.

      "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

      "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "C" hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.4.3.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

      "Loan Documents" means this Agreement and the Notes.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

      "Material Banking Subsidiary" means, at any time, any one or more Banking Subsidiaries having aggregate consolidated assets equal to or greater than 5% of the consolidated assets of the Borrower and its Subsidiaries at such time.

      "Moody's" means Moody's Investors Service Inc. or any successor corporation thereto.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Non-Performing Assets" means the total of (i) Non-Performing Loans, (ii) Other Real Estate Owned and (iii) without duplication for amounts included as Other Real Estate Owned, property acquired pursuant to in substance foreclosures.

      "Non-Performing Loans" means (i) the total of loans which are placed on a nonaccural status, (ii) the total of loans which are past due 90 days or more and are still accruing, and (iii) the total of loans and leases restructured and in compliance with modified terms, in each case determined for the Borrower and its Subsidiaries on a consolidated basis in a manner consistent with that used in preparing the Borrower's March 31, 1995 Consolidated Financial Statements.

      "Notes" means, collectively, the Committed Notes and the Competitive Bid Notes; and "Note" means any one of such Notes.

      "Notice of Assignment" is defined in Section 12.3.2.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

      "Other Real Estate Owned" means Other Real Estate Owned as defined in 12 C.F.R. Section 7.3025 (1989), as such regulation may be amended or supplemented from time to time, determined for the Borrower and its Subsidiaries on a consolidated basis in a manner consistent with that used in preparing the Borrower's Consolidated Financial Statements.

      "Parent Company Only Financial Statements" means the Parent Company Only Financial Statements for Bank Holding Companies With Total Consolidated Assets of $150 Million or More, or With More Than One Subsidiary Bank--FR Y-9 LP, as such report may be amended or modified from time to time, and any similar report required to be filed by the Borrower.

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means the last day of each March, June, September and December.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Banking Subsidiary Indebtedness" means obligations incurred by any Banking Subsidiary in the ordinary course of business in such circumstances as may be incidental or usual in carrying on the banking or trust business of a bank or trust company, including, without limitation, obligations incurred in connection with (i) any deposits with or funds collected by such Subsidiary,
(ii) any banker's acceptance credit of such Subsidiary, (iii) any check, note, certificate of deposit, instrument, money or Letter of Credit issued by such Subsidiary, (iv) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange issued, accepted or endorsed by such Subsidiary, (v) any discount with, borrowing from, or other obligation to, any Federal Reserve Bank or any Federal Home Loan Bank, (vi) any agreement made by such Subsidiary to purchase or repurchase securities, loans or Federal funds or any interest or participation in any thereof, (vii) any guarantee or similar obligation incurred by such Subsidiary in the ordinary course of its banking or trust business, (viii) any transaction in the nature of an extension of credit, whether in the form of a commitment or otherwise, undertaken by such Subsidiary for the account of a third party with the application of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party, (ix) any transaction in which such Subsidiary acts solely in the fiduciary or agency capacity, (x) Rate Hedging Obligations incurred in the ordinary course of business, and (xi) other short-term liabilities similar to those enumerated in clauses (i) and (vi) above, including United States Treasury tax and loan borrowings.

      "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Purchasers" is defined in Section 12.3.1.

      "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, and excluding any event described in Section 4043(b)(3) of ERISA.

      "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

      "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Standard & Poor's" means Standard & Poor's Ratings Group or any successor corporation thereto.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Notwithstanding the foregoing, "Subsidiary" of the Borrower shall also mean any Banking Subsidiary. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its

Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

      "Termination Date" means the earlier of (i) August 7, 1999 or such later date as shall have been agreed to by the Lenders pursuant to Section 2.17, and
(ii) the date on which the Commitments shall have been reduced to zero or terminated pursuant to Section 2.7.1 or 8.1.

      "Thrift Financial Report" means the Thrift Financial Report, as such report may be amended or modified from time to time, and any similar report required to be filed by any Banking Subsidiary.

      "Total Equity Capital" means total equity capital determined for the Borrower and its Subsidiaries on a consolidated basis in a manner consistent with that used in preparing the Borrower's March 31, 1995 Consolidated Financial Statements.

      "Transferee" is defined in Section 12.4.

      "Type" means, with respect to any Advance or Loan, its nature as an Alternate Base Rate Advance or Loan, Eurodollar Committed Advance or Loan, Eurodollar Bid Rate Advance or Loan or Absolute Rate Advance or Loan.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Well-Capitalized" means "well-capitalized" for purposes of 12 U.S.C. 1831(o) and any rules and regulations issued thereunder (including, without limitation, 12 C.F.R. 565.4), as amended, supplemented or otherwise modified from time to time.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                  THE CREDITS


       2.1. Description of Facility. Upon the terms and subject to the conditions set forth in this Agreement, the Lenders hereby grant to the Borrower a revolving credit facility pursuant to which: (i) each Lender severally agrees to make Committed Loans to the Borrower in accordance with
Section 2.3; and (ii) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower in accordance with Section 2.4; provided, however, that in no event may the aggregate principal amount of all outstanding Advances (including both Committed Advances and Competitive Bid Advances) exceed the Aggregate Commitment.

       2.2. Availability of Facility. Subject to all of the terms and conditions of this Agreement, the facility is available from the Closing Date to the Termination Date, and the Borrower may borrow, repay and reborrow at any time prior to the Termination Date.

       2.3.        Committed Advances.

                    2.3.1. Commitment. From and including the Closing Date and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Committed Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. The Commitments to lend hereunder shall expire on the Termination Date.

                    2.3.2. Ratable Loans; Types of Advances. Each Committed Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Committed Advances may be Floating Rate Advances or Eurodollar Committed Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.3.5 and 2.3.6. The Committed Advances shall be evidenced by the Committed Notes.

                    2.3.3.        Minimum Amount of Each Committed Advance.
Each Committed Advance shall be in the minimum amount of $5,000,000 (and in multiples of $500,000 in excess thereof); provided, however, that any Floating Rate Advance may be in the aggregate amount of the unused Aggregate Commitment.

                    2.3.4.        Applicable Margin.

                   (i) The Applicable Margin for Eurodollar Committed Advances and for facility fees payable pursuant to Section 2.6.1 hereunder, shall be subject to adjustment (upwards or downwards, as appropriate) based on the Borrower's Rating and shall be determined in accordance with the table set forth below. The Applicable Margin shall be adjusted on the earlier of the date of announcement or the date of publication by the respective rating agencies of a change in the Rating or, in the absence of such announcement or publication, on the effective date of such changed Rating (the "Adjustment Date"), and shall apply to all outstanding Eurodollar Committed Advances and the facility fees from and after such Adjustment Date to the next Adjustment Date. In the event that the Borrower shall at any time cease to be rated by Standard & Poor's and Moody's, the maximum Applicable Margin shall apply.

                                                Applicable Margin
                                             (basis points per annum)
                                             ------------------------
                              Eurodollar Committed
      Rating                        Advances                   Facility Fees
      ------                  --------------------             -------------
      Level I                     20.00 b.p.                   10.00 b.p.
      Level II                    25.00 b.p.                   12.50 b.p.
      Level III                   30.00 b.p.                   15.00 b.p.
      Level IV                    41.25 b.p.                   18.75 b.p.
      Level V                     45.00 b.p.                   25.00 b.p.

                   (ii) For purposes of this Agreement, the Borrower's Rating shall be determined in accordance with the following definitions:

                   "Level I" means the level applicable at any time when the Borrower's Rating from Standard & Poor's is at least A or better or at least A2 or better from Moody's.

                   "Level II" means the level applicable at any time when the Borrower's Rating from Standard & Poor's is A- or A3 from Moody's.

                   "Level III" means the level applicable at any time when the Borrower's Rating from Standard & Poor's is BBB+ or Baa1 from Moody's.

                   "Level IV" means the level applicable at any time when the Borrower's Rating from Standard & Poor's is BBB or Baa2 from Moody's.

                   "Level V" means the level applicable at any time when the Borrower's Rating from Standard & Poor's is BBB- or less or Baa3 or less from Moody's.

                   "Rating" means the rating assigned by Standard & Poor's or Moody's to the Borrower's senior unsecured debt or if the Borrower ceases to have such a rating, then the Rating shall be the Borrower's implied long-term senior debt rating (i.e., the rating that is one rating level higher than the rating assigned by Standard & Poor's or Moody's to the Borrower's publicly issued subordinated debt). The Rating shall be based on the applicable Level I, Level II, Level III, Level IV or Level V; provided, however, that if (i) such rating is received from one such rating agency, then that rating will be the Rating, (ii) such rating is received from both rating agencies, then the higher rating will be the Rating, and (iii) if there is a difference of two or more levels between such Ratings, then the Rating which is one below the higher Rating will be the Rating.

                    2.3.5. Method of Selecting Types and Interest Periods for New Committed Advances. The Borrower shall select the Type of Committed Advance, and in the case of each Eurodollar Committed Advance the Eurodollar Interest Period applicable thereto, for each such Committed Advance. The Borrower shall give the Agent irrevocable notice (a "Committed Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date for each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Committed Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Committed Advance,

         (ii)  the aggregate amount of such Committed Advance,

         (iii) the Type of Committed Advance selected, and

         (iv) in the case of each Eurodollar Committed Advance, the Eurodollar Interest Period applicable thereto.

                  2.3.6. Conversion and Continuation of Outstanding Committed Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Committed Advances. Each Eurodollar Committed Advance shall continue as a Eurodollar Committed Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Committed Advance shall be automatically converted into a Floating Rate Advance unless such Eurodollar Committed Advance is paid by the Borrower or the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Committed Advance continue as a Eurodollar

Committed Advance for the same or another Eurodollar Interest Period. Subject to the terms of Section 2.3.3, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Committed Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of Floating Rate Advance or continuation of a Eurodollar Committed Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation;

         (ii) the aggregate amount and Type of the Committed Advance which is to be converted or continued; and

         (iii) the amount and Type(s) of Committed Advance(s) into which such Committed Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Committed Advance, the duration of the Eurodollar Interest Period applicable thereto.

         2.4.   Competitive Bid Advances.

                2.4.1. Competitive Bid Option; Repayment of Competitive Bid Advances. In addition to Committed Advances pursuant to Section 2.3, but subject to all of the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Borrower may, as set forth in this Section 2.4, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.4. The Competitive Bid Advances shall be evidenced by the Competitive Bid Notes. Each Competitive Bid Advance shall be repaid in full by the Borrower on the last day of the Interest Period applicable thereto.

                2.4.2. Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.4, the Borrower shall transmit to the Agent by telecopy a Competitive Bid Quote Request so as to be received no later than (x) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction, or (y) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, specifying in accordance with all of the terms of this
Agreement:

         (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

         (ii)   the aggregate principal amount of such Competitive Bid Advance;

         (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both; and

         (iv)   the Interest Period applicable thereto.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or upon reasonable prior notice to the Lenders, such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 (and in multiples of $500,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit "B" hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telecopy.

                 2.4.3. Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request that is not rejected pursuant to
Section 2.4.2, the Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.4.

                 2.4.4.   Submission and Contents of Competitive Bid Quotes.

         (a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.4.4 and must be submitted to the Agent by telecopy at its offices specified in or pursuant to Article XIII not later than (i) (A) 12:45 p.m. (Chicago time) in the case of First Chicago and (B) 1:00 p.m. (Chicago time) in the case of each other Lender, at least four Business Days prior to the proposed Borrowing Date in the case of a Eurodollar Auction, or (ii) (A) 8:45 a.m. (Chicago time) in the case of First Chicago and (B) 9:00 a.m. (Chicago time) in the case of each other Lender, on the proposed Borrowing Date in the case of an Absolute Rate Auction

         (or, in either such case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree; provided that First Chicago shall always be required to submit its Competitive Bid Quotes not less than fifteen minutes prior to the other Lenders). Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         (b)         Each Competitive Bid Quote shall in any case specify:

                     (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

                     (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, (1) which principal amount may be greater than, less than or equal to the Commitment of the quoting Lender, but in no case greater than the unutilized Aggregate Commitment, (2) which principal amount must be at least $5,000,000 (and in multiples of $500,000 in excess thereof) and (3) which principal amount may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

                     (iii) in the case of a Eurodollar Auction, the
                           Competitive Bid Margin offered for each such Competitive Bid Loan;

                     (iv) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans from such Lender which may be accepted by the Borrower;

                     (v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

                     (vi)  the applicable Interest Period; and

                     (vii) the identity of the quoting Lender.

         (c)         The Agent shall reject any Competitive Bid Quote that:

                     (i) is not substantially in the form of Exhibit "D" hereto or does not specify all of the information required by Section 2.4.4(b);

                     (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "D" hereto;

                     (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                     (iv)         arrives after the time set forth in Section
                                  2.4.4(a).

         (d)         If any Competitive Bid Quote shall be rejected pursuant to
                     Section 2.4.4(c), then the Agent shall notify the relevant Lender of such rejection as soon as practicable.

                 2.4.5. Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.4.4 and (ii) of any Competitive Bid Quote that is in accordance with Section 2.4.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

                 2.4.6. Acceptance and Notice by Borrower. Subject to the receipt of the notice from the Agent referred to in Section 2.4.5, not later than (i) 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of the Borrower's acceptance or rejection of the offers so notified to it pursuant to Section 2.4.5; provided, however, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection by the Borrower of all such offers. In the case of acceptance, such notice (a "Competitive Bid Acceptance Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.4.4(b)(iv)); provided that:

         (i) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

         (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be; and

         (iii) the Borrower may not accept any offer of the type described in Section 2.4.4(c) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.

                 2.4.7. Allocation by the Agent. Subject to Section 2.4.6, if offers are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day in the case of Eurodollar Bid Rate Advances, and by 11:00 a.m. (Chicago time) on the same Business Day in the case of Absolute Rate Advances, notify each Lender of its receipt of a Competitive Bid Acceptance Notice and the aggregate principal amount of each Competitive Bid Advance allocated to each participating Lender.

                 2.4.8. Administration Fee. The Borrower hereby agrees to pay to the Agent, for its sole account, an administration fee of $1,000 per Competitive Bid Quote Request transmitted by the Borrower to the Agent pursuant to Section 2.4.2. Such administration fee shall be payable in arrears on each Payment Date and on the Termination Date for any period then ending for which such fee, if any, shall not have been theretofore paid.

          2.5. Method of Borrowing. Not later than 12:00 noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, if any, in funds immediately available to the Agent, in Chicago, Illinois at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.5, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

          2.6.   Fees.  The Borrower agrees to pay the following fees:

                 2.6.1. Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period from the Closing Date to and including the Termination Date, a facility fee equal to the product of (i) such Lender's Commitment (whether used or unused), and (ii) the amount (expressed in basis points per annum) specified as the Applicable Margin for facility fees pursuant to Section 2.3.4(i), payable on each Payment Date and on the Termination Date.

                 2.6.2.  Usage Fee.        In the event that during any
calendar quarter, the average daily principal amount of the Loans outstanding is greater than $62,500,000, the Borrower agrees to pay to the Agent for the account of each Lender a usage fee equal to 5 basis points per annum on the average daily principal amount of the Loans outstanding during such quarter, payable on each Payment Date and on the Termination Date.

                 2.6.3. Agent's Fees. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain Letter Agreement dated June 28, 1995.

         2.7.    Reductions in Aggregate Commitment; Principal Payments.

                 2.7.1. Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $5,000,000 (and multiples of $500,000 in excess thereof), upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.

                 2.7.2.   Principal Payments.

                 (i) Optional Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 (and multiples of $500,000 in excess thereof), any portion of the outstanding Floating Rate Advances upon one Business Days' prior notice to the Agent. A Fixed Rate Advance may not be paid prior to the last day of the applicable Interest Period.

                (ii) Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Termination Date.

         2.8. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Committed Advance into a Floating Rate Advance pursuant to Section
2.3.6 to but excluding the date it becomes due or is converted into a Eurodollar Committed Advance pursuant to Section 2.3.6 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Termination Date.

         2.9. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.3.5 or 2.3.6, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Committed Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate plus 2% per annum.

         2.10. Method of Payment. Subject to the last sentence of Section 2.5, all payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among all Lenders in the case of fees and payments in respect of Committed Advances and ratably among the applicable Lenders in respect of Competitive Bid Advances. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.11. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any Loan Document.
The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances, transfer funds and submit Competitive Bid Quotes, in each case based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.12. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval (in the case of Eurodollar Committed Advances or Eurodollar Bid Rate Advances) or 90-day interval (in the case of Absolute Rate Advances) during such Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.13. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Committed Borrowing Notice, Competitive Bid Acceptance Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.14. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.15. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.16. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2.17.   Extension of Termination Date.

                 2.17.1. Extension Procedures. The Commitment of each Lender, and this Agreement as between such Lender and the Borrower, may be extended for one period of one year upon mutual agreement of such Lender and the Borrower in the manner provided in this Section 2.17, to the effect that the Termination Date with respect to such Lender for all purposes under this Agreement and the Notes shall be extended by one year to August 7, 2000. The request for such an extension shall be made by the Borrower in writing and delivered to the Agent no later than 60 days but not sooner than 90 days prior to the second anniversary of this Agreement. Promptly following the Agent's receipt of any such request, the Agent shall notify each Lender thereof. Each Lender may, in its sole discretion, agree to such extension by giving written notice of such agreement to the Agent and the Borrower within 30 days following the Borrower's request for such extension (each Lender which so consents to a requested extension is herein called a "Consenting Lender" and each Lender which does not so consent to a requested extension is herein called a "Non-consenting Lender"). If any Lender fails to respond to any such request, such Lender shall be deemed to be a Non-consenting Lender. If Consenting Lenders hold 66 2/3% or more of the Aggregate Commitment, then the Termination Date of each Consenting Lender shall be so extended and the Termination Date of each Non-consenting Lender, if any, shall remain unchanged. If Consenting Lenders hold less than 66 2/3% of the Aggregate Commitment, then the Termination Date shall not be extended for any of the Lenders.

                 2.17.2. Termination of Lenders. If there are any Non-consenting Lenders pursuant to Section 2.17.1 and an extension has occurred for Consenting Lenders, the Borrower may, at its option, terminate the Commitment of a Non-consenting Lender and pay or prepay all outstanding Loans of such Non-consenting Lender (each a "Terminated Lender"). The Borrower shall, by giving written notice thereof to the Terminated Lender and to the Agent, specify the proposed effective date of termination of the Terminated Lender's Commitment (the "Lender Termination Date"), which date shall not in any event be less than five nor more than thirty days following the date of such notice of termination. The Borrower may not elect to terminate and prepay any Lender under this Section 2.17.2 if a Default or Unmatured Default exists. On the Lender Termination Date (i) the Borrower shall pay or prepay all outstanding Loans of such Terminated Lender, together with accrued interest thereon and all fees due such Terminated Lender under this Agreement, in each case accrued through the Lender Termination Date, together with all amounts, if any, payable under Section 3.4 in connection with prepayment of such Loans, and (ii) the Terminated Lender shall have no further Commitment under this Agreement and shall no longer be a "Lender" under this Agreement for any purpose except insofar as it shall be entitled to any payment or indemnification, or be obligated to make any indemnification, on account of any event which shall have occurred, or any right or liability which shall have arisen, on or prior to the date of repayment in full of such Loans. The termination of any Terminated Lender's Commitment and the prepayment of a Terminated Lender's Loans pursuant to this Section 2.17.2 shall not relieve or satisfy the obligations of the Borrower to make any such prepayments free and clear of all taxes, to reimburse such Terminated Lender for all increased costs pursuant to Section 3.4, or to comply with all other terms and conditions of this Agreement (including, without limitation, Section 9.7).

                 2.17.3. Successor Lenders. If, from time to time, any Non-consenting Lender's Commitment is terminated pursuant to Section 2.17.2, the Borrower may, at its option, specify one or more commercial banks (including any Lender) (each a "Successor Lender"), each of which Successor Lenders (i) shall be acceptable to the Agent, (ii) have a combined capital, surplus (or its equivalent) and undivided profits in an amount not less than U.S. $250,000,000 (or its equivalent in another currency), and (iii) shall have agreed, in the aggregate, to succeed to the entire Commitment of such Terminated Lender on the applicable Lender Termination Date. Effective as of such Lender Termination Date, the Borrower, the Agent and such Successor Lender shall enter into an appropriate Assignment Agreement to so assign the entire Commitment of the applicable Terminated Lender to the Successor Lender.

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES


          3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

         (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation, income taxes imposed on any Lender in the jurisdiction in which such Lender's home office is located, and the Illinois personal property replacement tax), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender pursuant to the written statement required under Section 3.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 3.1, as promptly as practicable after such Lender obtains knowledge thereof and determines to request such compensation.

          3.2. Changes in Capital Adequacy Regulations. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender pursuant to the written statement required under Section 3.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 3.2, as promptly as practicable after such Lender obtains knowledge thereof and determines to request such compensation.

          3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders (or in the case of any Competitive Bid Loan, the Lender making such Loan) determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid.

          3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

          3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT


           4.1.  Initial Advance.

                 4.1.1. The Lenders shall not be required to make the initial Advance hereunder and this Agreement shall not become effective unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

         (i) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of status, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

         (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

         (v) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit "E" hereto.

         (vi)        Notes payable to the order of each of the Lenders.

         (vii) Written money transfer instructions, in substantially the form of Exhibit "G" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (viii) Such other documents as any Lender or its counsel may have reasonably requested.

              4.1.2. The Lenders shall not be required to make the initial Advance hereunder, unless prior to or concurrently with the making of the initial Advance hereunder, the Loan Agreement, dated as of July 27, 1995, between the Borrower and First Chicago shall have been terminated and the Borrower shall have paid to First Chicago any and all unpaid principal of and accrued and unpaid interest on the notes evidencing the obligations thereunder, and any and all other obligations of the Borrower to First Chicago thereunder arising under or in connection with such Loan Agreement.

          4.2. Each Advance. No Lender shall be required to make any Advance (other than a Committed Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Committed Advances), unless on the applicable Borrowing Date:

         (i)         There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

         (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Committed Borrowing Notice and Competitive Bid Quote Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "F" hereto as a condition to making an Advance.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants to the Lenders that:

          5.1. Corporate Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation or a national or state banking association duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where such failure to obtain all requisite authority would not, with respect to any individual failure or any failures in the aggregate, have a Material Adverse Effect.

          5.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

          5.4. Financial Statements. The December 31, 1994 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          5.5. Material Adverse Change. Since December 31, 1994 through and including the Closing Date, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could have a Material Adverse Effect.

          5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1991. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

          5.7. Litigation and Contingent Obligations. Except as set forth on Schedule "1" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

          5.8. Subsidiaries. Schedule "2" hereto contains an accurate list of all of the existing Subsidiaries of the Borrower as of the date hereof, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable, except as provided in Wisconsin Business Corporation Law
Section 180.0622(2)(b).

          5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $50,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to any Plan (other than premiums due under Section 4007 of ERISA).

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where any individual noncompliance or any noncompliance in the aggregate would not have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         5.14. Ownership of Properties. On the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.13, to all of the Property and assets reflected in the financial statements as owned by it.

         5.15. Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.16. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                   ARTICLE VI

                                   COVENANTS


         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

          6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

         (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof (for purposes of this Section 6.1(i), Form 10-K filed with the Securities and Exchange Commission and delivered by the Borrower to the Lenders hereunder in respect of each such fiscal year shall be deemed to satisfy the financial statements required hereby).

  (ii)   Within 45 days after the close of the first three
         quarterly periods of each of its fiscal years, for itself and the
         Subsidiaries, consolidated and consolidating   unaudited balance sheets
         as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer (for purposes of this Section 6.1(ii), Form 10-Q filed with the Securities and Exchange Commission and delivered to the Lenders hereunder in respect of each such quarterly period shall be deemed to satisfy the financial statements required hereby).

 (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "F" hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

 (iv) Simultaneously with the preparation thereof, and not more than 45 days after the close of each of the first three fiscal quarters of the Borrower and not more than 90 days after the close of the last fiscal quarter of the Borrower in each fiscal year (a) call reports for Firstar Bank Milwaukee N.A. in the form delivered to the Federal Reserve District Bank, the Comptroller of the Currency or The Federal Deposit

         Insurance Corporation, as the case may be, such reports to include the Consolidated Reports of Condition and Income and all schedules thereto, and (b) the Consolidated Financial Statements and the Parent Company Only Financial Statements of the Borrower as at the end of such quarter, each in the form delivered to the appropriate Federal Reserve District Bank and each to include all schedules thereto.

(v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified by an actuary enrolled under ERISA.

(vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect.

(viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(ix) Promptly upon the filing thereof (and in the case of any registration statement, upon the effectiveness thereof), copies of all registration statements (excluding S-8 registration statements) and annual, quarterly, monthly or other regular reports which the Borrower files with the Securities and Exchange Commission (including, without limitation, reports on Forms 10-K, 10-Q and 8-K or their equivalents).

(x) Promptly after the Borrower's or any Subsidiary's receipt thereof, unless disclosure is prohibited by the terms thereof and after the Borrower or such Subsidiary has in good faith attempted to obtain the consent of the relevant regulatory authority and such authority will not consent to the disclosure thereof, copies of any (i) notice of charges, (ii) notice of intent to revoke deposit insurance, (iii) cease and desist order, (iv) suspension or removal order, (v) memorandum of understanding, (vi) assessment of civil money penalties,
         (vii) directive relating to holding company activities constituting a risk to any Bank Subsidiary, (viii) directive, order or disapproval of any exception or exemption request, plan or proposal related to capital requirements, (ix) request that the Borrower guarantee any capital restoration plan of any Banking Subsidiary, (x) notification that any Bank Subsidiary is, or is to be treated as if it were, not Well-Capitalized or Adequately Capitalized; or (xi) request or directive from any regulatory authority requiring any Banking Subsidiary to submit a capital restoration plan or restricting the payment of dividends by any Subsidiary to the Borrower or any other Subsidiary.

 (xi)    Promptly after the later to occur of the creation of any new
         Subsidiary and the consummation of any Acquisition (if applicable), the Borrower shall furnish an updated schedule of Subsidiaries to the Agent and the Lenders in the form of Schedule "2" hereto, which schedule shall set forth the respective jurisdictions of incorporation of the Subsidiaries and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries.

(xii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

          6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes, including, without limitation, working capital needs; the funding of investments in, or extensions of credit to, Subsidiaries, Acquisitions (subject to clause (y) of the next sentence) of other financial institutions or other businesses or their assets; the reduction or repayment of outstanding Indebtedness; the repurchase of outstanding equity securities of the Borrower; and pending such uses, temporary investments in investment grade securities. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (x) to purchase or carry any "margin stock" (as defined in Regulation U) in violation of Regulation U, or (y) to make any Acquisition which has not been approved by the board of directors of the entity being acquired.

           6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could have a Material Adverse Effect.

          6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or as permitted by its regulators and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where such failure to obtain all requisite authority would not, with respect to any individual failure or any failures in the aggregate, have a Material Adverse Effect.

          6.5. Taxes. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

          6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

          6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where any individual noncompliance or any noncompliance in the aggregate would not have a Material Adverse Effect.

          6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

          6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, and upon five Business Days' written notice to the Agent, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate; provided, however, that, unless a Default or Unmatured Default has occurred and is continuing, the Borrower shall not be required to discuss any matter if the Borrower determines, in its reasonable judgment, that such discussion would adversely affect the competitive position of the Borrower or any Subsidiary.

                 6.10. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that:

         (i) any Subsidiary may merge with the Borrower or a Wholly-Owned Subsidiary provided that the Borrower or such Wholly-Owned Subsidiary is the continuing or surviving corporation; or

         (ii) the Borrower may merge with another Person; provided that (x) the Borrower is the continuing or surviving corporation; and
                 (y) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Unmatured Default exists.

                 6.11. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person except for (i) sales of inventory in the ordinary course of business and (ii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

                 6.12. Acquisitions. If, at any time, any Material Banking Subsidiary of the Borrower ceases to be Well-Capitalized, then the Borrower will not, nor will it permit any Subsidiary to, make any Acquisition of any Person, except:

         (i) if such Acquisition is of a (w) bank holding company and one or more banks, such bank holding company shall have a composite BOPEC rating of 3 or better, (x) bank only, such bank shall have a composite CAMEL rating of 3 or better, (y) savings and loan association or a branch thereof, either (1) such savings and loan association or branch thereof has a composite MACRO rating of 3 or better, or (2) such Acquisition is being made from the

                 Federal Deposit Insurance Corporation, the Resolution Trust Corporation or any successor thereof and is being assisted by any such regulatory agency; or

         (ii) Acquisitions which do not satisfy the foregoing rating requirements in an aggregate amount not to exceed 10% of the consolidated assets of the Borrower and its Subsidiaries, calculated during the twelve-month period ending with the month in which any such Acquisition is consummated.

Notwithstanding the foregoing, immediately after the consummation of any Acquisition by the Borrower or any Subsidiary, and after giving effect thereto, no Default or Unmatured Default shall exist.

                 6.13. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

         (v) Liens on Property of the Borrower and its Subsidiaries (other than the capital stock of any Subsidiary)
                     existing on the date hereof and securing Indebtedness in an aggregate principal amount not to exceed $10,000,000.

         (vi) Liens granted by a Banking Subsidiary in the ordinary course of its banking and trust business in connection with any Permitted Banking Subsidiary Indebtedness.

         (vii) Liens to secure public funds or other pledges of funds required by law to secure deposits.

         (viii) Repurchase agreements, reverse repurchase agreements and other similar transactions entered into by any Banking Subsidiary in the ordinary course of its banking or trust business.

         (ix) Liens granted by (1) any Subsidiary to the Borrower or any other Subsidiary, or (2) the Borrower to any Subsidiary, in each case as required pursuant to 12 U.S.C. 371c, as amended, supplemented or otherwise modified from time to time.

         (x) Liens securing Indebtedness incurred after the date of this Agreement to finance the cost of Acquisition, construction or improvement of any Property useful and intended to be used in carrying out the business of the Borrower or any Subsidiary; provided, however, that (1) any such Lien shall attach solely to the Property acquired, constructed or improved or to substantially unimproved real property on which real property so acquired, constructed or improved is located, and (2) any such Lien attaches within 90 days of the date such Property was acquired, constructed or improved.

         (xi) Liens on Property useful and intended to be used in carrying out the business of the Borrower or any Subsidiary which were existing at the time of Acquisition of such property, or at the time of Acquisition by the Borrower or any Subsidiary of any business entity then owning such Property; provided, however, that (1) any such Lien was not incurred, extended or renewed in the contemplation of or in connection with such Acquisition by the Borrower or any Subsidiary, and (2) any such Lien shall attach solely to the Property acquired.

         (xii) Extensions or renewals of Liens permitted by clauses (x) and (xi) above; provided, however, that at the time of such transaction and after giving effect thereto and to the application of the proceeds thereof, (1) the aggregate unpaid principal amount of

                     Indebtedness of the Borrower and its Subsidiaries which is secured pursuant to this clause (xii) and clauses (x) and
                     (xi) above shall be no greater than the aggregate unpaid principal amount of such Indebtedness secured pursuant to such clauses immediately preceding such transaction, and
                     (2) any such Lien shall attach solely to the Property which was subject thereto immediately preceding such transaction.

         (xiii) Liens securing Rate Hedging Obligations incurred by the Borrower and any Subsidiary in the ordinary course of business solely for asset/liability management purposes and not for speculative purposes.


         6.14. Capitalization. The Borrower will ensure that each Banking Subsidiary will at all times be, and will at all times be treated by the relevant regulatory authorities as if they were, Well-Capitalized or Adequately Capitalized. The Borrower and its Banking Subsidiaries shall comply at all times with any and all minimum risk-based capital guidelines, leverage measure capital guidelines and any other capital guidelines now or hereafter published by any federal or state regulatory authorities having jurisdiction over them.

         6.15. Consolidated Non-Performing Assets to Total Equity Capital. The Borrower will maintain as at the last day of each fiscal quarter a ratio of
(i) Non-Performing Assets to (ii) Total Equity Capital of not greater than 0.65 to 1.00.

         6.16. Debt to Total Equity Capital. The Borrower will maintain as at the last day of each fiscal quarter a ratio of (i) Indebtedness to (ii) total equity capital (determined for the Borrower only in a manner consistent with that used in preparing the Borrower's March 31, 1995 Parent Company Only Financial Statements) which is less than 0.45 to 1.00.


                                  ARTICLE VII

                                    DEFAULTS


         The occurrence of any one or more of the following events shall constitute a Default:

          7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

          7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any fee or other obligations under any of the Loan Documents within five days after the same becomes due.

          7.3. The breach by the Borrower of any of the terms or provisions of Section 6.2 and Sections 6.10 through and including 6.16.

          7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

          7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness in excess of $10,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $10,000,000 was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries in excess of $10,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

          7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.8. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.9. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $50,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.10. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $1,000,000 per annum.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

         7.12. Any Banking Subsidiary shall cease to be insured under the Federal Deposit Insurance Act and any rules and regulations issued thereunder, as amended, supplemented or otherwise modified from time to time; or a cease and desist order shall be issued against the Borrower or any Subsidiary pursuant to 12 U.S.C. 1818(b) or (c) or any similar applicable provision of state law and any rules and regulations issued thereunder, as amended, supplemented or otherwise modified from time to time; or there shall occur, with respect to any Banking Subsidiary, any event which is grounds for the required submission of a capital restoration plan under 12 U.S.C. Section 1831(o)(e)(2) and any rules and regulations issued thereunder, as amended, supplemented or otherwise modified from time to time, or for seeking the appointment of a receiver or conservator under 12 U.S.C. 1821(c) and any rules and regulations issued thereunder, as amended, supplemented or otherwise modified from time to time; or any conservator or receiver shall be appointed for any Banking Subsidiary under any such provisions or any other state or federal law.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


          8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within fourteen (14) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

          8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

         (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

        (iii) Extend the Termination Date, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights or obligations under this Agreement.

         (iv)    Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

          8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS


          9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

          9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

          9.3. Taxes. Any taxes (excluding federal income taxes on the overall net income of any Lender, income taxes imposed on any

Lender in the jurisdiction in which such Lender's home office is located, and the Illinois personal property replacement tax) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

          9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

          9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

          9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

          9.7. Expenses; Indemnification. Subject to the Letter Agreement, dated June 28, 1995, between the Borrower and the Agent, the Borrower shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees (each an "Indemnified Party") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any Indemnified Party may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except that any such Indemnified Party shall not be indemnified for any such losses, claims, damages, penalties, judgments, liabilities and expenses to the extent that they arise from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

          9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

          9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles; provided, however, that compliance with Sections 6.15 and 6.16 shall be interpreted and all determinations thereunder shall be made in accordance with regulatory accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements and reports referred to in Section 6.1(iv) for the fiscal quarter ended March 31, 1995.

         9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION

IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.15. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.4.



                                   ARTICLE X

                                   THE AGENT


         10.1. Appointment. The First National Bank of Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this
Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.l0. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         10.12. Co-Agents. None of the Lenders identified in this Agreement or any other Loan Document as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or any other Loan Document or in taking or refraining from taking any action hereunder or thereunder or pursuant hereto or thereto.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2.   Participations.

                 12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                 12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

                 12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3.   Assignments.

                 12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "H" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent, which consent in each case shall not be unreasonably withheld, shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required.

                 12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "H" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser, which, if required pursuant to Section 12.3.1, the Borrower has consented to in accordance with the terms thereof, or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.15 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.16.


                                  ARTICLE XIII

                                    NOTICES

         13.1. Giving Notice. Except as otherwise permitted by Section 2.11 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                       FIRSTAR CORPORATION


                       By:  /s/ William H. Risch
                           -----------------------------------------------
                       Print Name: William H. Risch
                                  ----------------------------------------
                       Title: Senior Vice President-Finance and Treasurer
                              --------------------------------------------
                                        777 East Wisconsin Avenue
                                        Milwaukee, Wisconsin  53202

                       Attention:       Mr. William H. Risch
                                        Senior Vice President -
                                        Finance and Treasurer


Commitment

$20,000,000            THE FIRST NATIONAL BANK OF CHICAGO,
                       Individually and as Agent


                       By: /s/ R.C. English
                           -----------------------------------------------
                       Print Name: Robert C. English
                                  ----------------------------------------
                       Title: Vice President
                              --------------------------------------------
                                        One First National Plaza
                                        Suite 0162
                                        Chicago, Illinois  60670

                       Attention:       Mr. Robert C. English
                                        Vice President


$20,000,000            BANK OF AMERICA NATIONAL TRUST
                       AND SAVINGS ASSOCIATION,
                       Individually and as Co-Agent


                       By: /s/ Jennings F. Werner
                           -----------------------------------------------
                       Print Name: Jennings F. Werner
                                  ----------------------------------------
                       Title: Vice President
                              --------------------------------------------
                                        231 South LaSalle Street
                                        Chicago, Illinois  60697

                       Attention:       Mr. Jennings F. Werner
                                        Vice President

$20,000,000              CHEMICAL BANK,
                                  Individually and as Co-Agent


                                  By: /s/ George Johnson
                                      ------------------------------------------
                                  Print Name: George Johnson
                                             -----------------------------------
                                  Title: Vice President
                                         ---------------------------------------
                                                   270 Park Avenue
                                                   New York, New York  10017

                                  Attention:       Mr. George C. Johnson
                                                   Vice President

$20,000,000                       NBD BANK,
                                  Individually and as Co-Agent


                                  By: /s/ Donald J. Buse'
                                      ------------------------------------------
                                  Print Name: Donald J. Buse'
                                             -----------------------------------
                                  Title:  Vice President
                                         ---------------------------------------
                                                   611 Woodward Avenue
                                                   Detroit, Michigan 48226

                                  Attention:       Mr. Donald J. Buse
                                                   Vice President


$15,000,000                       THE BANK OF NEW YORK

                                  By: /s/ Christine M. Herrick
                                      ------------------------------------------
                                  Print Name: Christine M. Herrick
                                             -----------------------------------
                                  Title: Vice President
                                         ---------------------------------------
                                                   One Wall Street, 17th Floor
                                                   New York, New York  10286

                                  Attention:       Mr. David G. Dobbins
                                                   Vice President

$15,000,000              DEUTSCHE BANK AG - NEW YORK
                         AND/OR CAYMAN ISLANDS BRANCHES


                                  By: /s/ Gayma Z. Shivnarain
                                      ------------------------------------------
                                  Print Name: Gayma Z. Shivnarain
                                             -----------------------------------
                                  Title: Vice President
                                         ---------------------------------------


                                  By: /s/ Christopher de Chabert
                                      ------------------------------------------
                                  Print Name: Christopher de Chabert
                                             -----------------------------------
                                  Title: Vice President
                                         ---------------------------------------
                                                      31 West 52nd Street
                                                      New York, New York  10019

                                  Attention:          Mr. Christopher de Chabert
                                                      Assistant Vice President


$15,000,000                       MELLON BANK, N.A.


                                  By: /s/ Michael Shuster
                                      ------------------------------------------
                                  Print Name: Michael Shuster
                                             -----------------------------------
                                  Title: Vice President
                                         ---------------------------------------
                                                      One Mellon Bank Center
                                                      Room 400
                                                      Pittsburgh, Pennsylvania
                                                      15258

                                  Attention:          Mr. Michael Shuster
                                                      Vice President

$125,000,000
============

                                 EXHIBIT "A-1"

                                 COMMITTED NOTE


$___________
                                                                 August 8, 1995


  Firstar Corporation, a Wisconsin corporation (the "Borrower"), promises to pay to the order of ___________ (the "Lender") the lesser of the principal sum of __________ Dollars or the aggregate unpaid principal amount of all Committed Loans made by the Lender to the Borrower pursuant to Section 2.3 of the Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, or as otherwise directed by the Agent pursuant to the terms of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on all Committed Loans in full on the Termination Date.

  The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Committed Loan and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Borrower's obligations under any Loan Document.

  This Committed Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of August 8, 1995, among the Borrower, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents, The First National Bank of Chicago, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Committed Note, including the terms and conditions under which this Committed Note may be prepaid or its maturity date accelerated. Capitalized terms used and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                        FIRSTAR CORPORATION


                                        By: _______________________________

                                        Print Name: _______________________

                                        Title: ____________________________

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                     COMMITTED NOTE OF FIRSTAR CORPORATION
                              DATED AUGUST 8, 1995


                 Principal         Maturity       Principal
                  Amount          of Interest      Amount             Unpaid
Date              of Loan           Period           Paid             Balance
----            -----------       -----------      -----------        -------


                                 EXHIBIT "A-2"

                              COMPETITIVE BID NOTE

                                                                  August 8, 1995


         Firstar Corporation, a Wisconsin corporation (the "Borrower"), promises to pay to the order of ___________ (the "Lender") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, or as otherwise directed by the Agent pursuant to the terms of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay each Competitive Bid Loan in full on the last day of the Interest Period applicable to such Competitive Bid Loan.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Borrower's obligations under any Loan Document.

         This Competitive Bid Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of August 8, 1995, among the Borrower, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents, The First National Bank of Chicago, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Competitive Bid Note, including the terms and conditions under which this Competitive Bid Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                        FIRSTAR CORPORATION


                                        By: ____________________________

                                        Print Name: ____________________

                                        Title: _________________________

                 SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                      TO
                 COMPETITIVE BID NOTE OF FIRSTAR CORPORATION
                             DATED AUGUST 8, 1995


                 Principal         Maturity       Principal
                  Amount          of Interest      Amount             Unpaid
Date              of Loan           Period           Paid             Balance
----            -----------       -----------      -----------        -------


                                 EXHIBIT "B"

                        COMPETITIVE BID QUOTE REQUEST
                               (Section 2.4.2)

                                                            __________, 19__


To:          The First National Bank of Chicago, as agent (the "Agent")

From:        Firstar Corporation (the "Borrower")

Re: Credit Agreement dated as of August 8, 1995 among the Borrower, the lenders from time to time party thereto, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents and The First National Bank of Chicago, as Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement")

         1. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         2. We hereby give notice pursuant to Section 2.4.2 of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

         Borrowing Date: __________, 19__


              Principal Amount(1)               Interest Period(2)
              -------------------               ------------------




         3. Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate].




----------------------------------

     (1)Amount must be at least $5,000,000 (and multiples of $500,000 in excess thereof).

     (2)One, two, three, or six months (Eurodollar Auction) or at least 7 and not more than 180 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Interest Period and Absolute Rate Interest Period.

         4. Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in Article IV of the Agreement.

                                        FIRSTAR CORPORATION

                                        By: __________________________________

                                        Title: _______________________________

                                  EXHIBIT "C"

                     INVITATION FOR COMPETITIVE BID QUOTES
                                (Section 2.4.3)


                                                            __________, 19__


To:      Each of the Lenders party to the Agreement referred to below

Re:      Invitation for Competitive Bid Quotes to Firstar Corporation (the
         "Borrower")

         Pursuant to Section 2.4.3 of the Credit Agreement dated as of August 8, 1995 among the Borrower, the lenders from time to time party thereto, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents and The First National Bank of Chicago, as Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

Borrowing Date:  __________, 19__


                Principal Amount               Interest Period
                ----------------               ---------------


         Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.4.4 of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         Please respond to this invitation by no later than [1:00 p.m.] [9:00 a.m.] (Chicago time) on _________, 19__.


                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Agent

                                          By: _____________________________

                                          Title: __________________________

                                  EXHIBIT "D"

                             COMPETITIVE BID QUOTE
                                (Section 2.4.4)

                                                            _________, 19__


To:      The First National Bank of Chicago, as Agent

Re:      Competitive Bid Quote to Firstar Corporation (the "Borrower")


         In response to your invitation on behalf of the Borrower dated _________, 19__, we hereby make the following Competitive Bid Quote pursuant to
Section 2.4.4 of the Agreement hereinafter referred to and on the following terms:

1.       Quoting Lender: _______________


2.       Person to contact at Quoting Lender: _______________


3.       Borrowing Date: _______________(1)


4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:



         Principal   Interest    [Competitive      [Absolute      Minimum
         Amount(2)   Period(3)   Bid Margin(4)]     Rate   (5)]   Amount(6)
         ------      ------      ----------        --------       ------



----------------
     (1)As specified in the related Invitation For Competitive Bid Quotes.

     (2)Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (and multiples of $500,000 in excess thereof).

     (3)One, two, three or six months or at least 7 and not more than 180 days, as specified in the related Invitation For Competitive Bid Quotes.

     (4)Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".

     (5)Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).

     (6)Specify minimum or maximum amount, if any, which the Borrower may accept (see Section 2.4.4(b)(iv)).

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of August 8, 1995 among the Borrower, the lenders from time to time party thereto, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents and The First National Bank of Chicago, as Agent for such lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Agreement.

                                        Very truly yours,

                                        [NAME OF LENDER]


                                        By: __________________________________

                                        Title: _______________________________

                                  EXHIBIT "E"

                                FORM OF OPINION

                                                        August 8, 1995

To: The Agent and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:

         I am counsel for Firstar Corporation (the Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement among the Borrower, The First National Bank of Chicago, individually and as Agent, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents and the Lenders named therein, providing for Advances in an aggregate principal amount not exceeding $125,000,000 at any one time outstanding and dated as of August 8, 1995 (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

         We have examined the Borrower's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l. Each of the Borrower and its Subsidiaries is a corporation or a national or state banking association duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where such failure to obtain all requisite authority would not, with respect to any individual failure or any failures in the aggregate, have a Material Adverse Effect.

         2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:

                 (a)  require any consent of the Borrower's shareholders;

                 (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries; or

                 (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

         3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation or proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

         5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of the Obligations.

         This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                               Very truly yours,

                               ____________________________

                                  EXHIBIT "F"

                             COMPLIANCE CERTIFICATE


To:      The Lenders who are parties to the Credit Agreement described below.

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of August 8, 1995 (as amended, modified, renewed or extended from time to time, the "Agreement") among Firstar Corporation (the "Borrower"), the lenders party thereto, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.  I am the duly elected _____________________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________




         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 19__.


                                              ________________________________

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

              Schedule of Compliance as of                    with
                                          -------------------
                    Sections 6.15 and 6.16 of the Agreement

Section 6.15.  Consolidated Non-Performing Assets to Total Equity Capital:

A.    Consolidated Non-Performing Assets

      1.   Loans on nonaccrual status                   $
                                                         -------------

      2.   Loans 90 days or more past
           due and still accruing                       $
                                                         -------------

      3.   Loans and leases restructured and
           in compliance with modified terms            $
                                                         -------------

      4.   Other Real Estate Owned                      $
                                                         -------------

      5.   Property acquired pursuant to
           in substance foreclosures                    $
                                                         -------------

      6.   Total Consolidated Non-Performing
           Assets (1 + 2 + 3 + 4 + 5)                   $
                                                         -------------

B.    Total Equity Capital                              $
                                                         -------------

C.    Ratio (A6/B)                                               :1.00
                                                         -------------

D.    Maximum Permitted                                      0.65:1.00
                                                         -------------


Section 6.16. Debt to Total Equity Capital:
              ----------------------------

A.    Total Indebtedness (Borrower-only)

      1.   Total deposits                               $
                                                         -------------

      2.   Securities sold under agreements
           to repurchase                                $
                                                         -------------

      3.   Borrowings with an original
           maturity of one year or less                 $
                                                         -------------

      4.   Other borrowed funds with an
           original maturity of greater
           than one year                                $
                                                         -------------

      5.   Mandatory convertible securities             $
                                                         -------------

      6.   Subordinated notes and debentures            $
                                                         -------------

      7.      Other liabilities                         $
                                                         ----------------

      8.      Total debt (1 + 2 + 3 + 4 + 5 + 6 + 7)    $
                                                         ----------------

B.    Total equity capital (Borrower-only)              $
                                                         ----------------

C.    Ratio A/B                                                     :1.00
                                                         ----------------

D.    Maximum Permitted                                         0.45:1.00
                                                         ----------------

                                  EXHIBIT "G"

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To: The First National Bank of Chicago, as Agent (the "Agent") under the Credit Agreement Described Below.

Re: Credit Agreement, dated as of August 8, 1995 (as the same may be amended or modified, the "Credit Agreement"), among Firstar Corporation (the "Borrower"), the Agent, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents and the Lenders named therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower; provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.11 of the Credit Agreement.

Facility Identification Number(s) __________________________________________

Customer/Account Name ______________________________________________________

Transfer Funds To __________________________________________________________

                  __________________________________________________________

                  __________________________________________________________

For Account No. ____________________________________________________________

Reference/Attention To _____________________________________________________

Authorized Officer (Customer Representative)       Date ____________________


_____________________________________      _________________________________
(Please Print)                             Signature


Bank Officer Name                          Date ____________________________


_____________________________________      _________________________________
(Please Print)                             Signature



                      (Deliver Completed Form to Credit
                    Support Staff For Immediate Processing)

                                  EXHIBIT "H"

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between __________________________ (the "Assignor") and __________________ (the
"Assignee") is dated as of _________________, 19__. The parties hereto agree as follows:


         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.


         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.


         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section [12.3.1] of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.


         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.]******* In the event that either party hereto receives any payment to which the other party





----------------------------------

     *******Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or [commitment] fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Borrower or if the facility fee was ___ of 1% less than the facility fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.


         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.


         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue
Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.


         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section [12.3.1] of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar

----------------
     *to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

amount purchased shall be recalculated based on the reduced Aggregate
Commitment.


         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.


         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.


         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.


         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        [NAME OF ASSIGNOR]

                                        By: _______________________________

                                        Title: ____________________________

                                           ________________________________

                                           ________________________________

                                        [NAME OF ASSIGNEE]

                                        By: _______________________________

                                        Title: ____________________________

                                           ________________________________

                                           ________________________________

                                   SCHEDULE 1
                            to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement, dated as of August 8, 1995, among Firstar Corporation, the Lenders, Bank of America National Trust and Savings Association, Chemical Bank and NBD Bank, as Co-Agents and The First National Bank of Chicago, as Agent

2.       Date of Assignment Agreement:  _____________, 19__

3.       Amounts (As of Date of Item 2 above):

                                         Facility         Facility         Facility    Facility
                                            1*               2*               *3          *4
                                         --------         --------         --------    --------
    a.    Total of Commitments
          (Loans)** under
          Credit Agreement              $                $                $           $
                                         --------         --------         --------    --------

    b.    Assignee's Percentage
          of each Facility purchased
          under the Assignment
          Agreement***                           %                %                %           %
                                         --------         --------         --------    --------

    c.    Amount of Assigned Share in
          each Facility purchased under
          the Assignment
          Agreement                     $               $                $           $
                                         --------         --------         --------    --------

    4.  Assignee's aggregate (Loan
        Amount)**  Commitment amount
        purchased hereunder:                            $
                                                          -------

    5.  Proposed Effective Date:
                                                          -------


    Accepted and Agreed:


    [NAME OF ASSIGNOR]                                  [NAME OF ASSIGNEE]
    By:     ___________________________                 By:     _________________________

    Title:  ___________________________                 Title:  _________________________




  *  Insert specific facility names per Credit Agreement
 ** If a Commitment has been terminated, insert outstanding Loans in place of Commitment
***  Percentage taken to 10 decimal places

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

          Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  EXHIBIT "I"
                            to Assignment Agreement

                                     NOTICE
                                 OF ASSIGNMENT


                           ____________________, 19__

To:      [NAME OF BORROWER]*

         __________________________

         __________________________

         [NAME OF AGENT]

         __________________________

         __________________________


From:    [NAME OF ASSIGNOR] (the "Assignor")
         [NAME OF ASSIGNEE] (the "Assignee")

                 1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

                 2. This Notice of Assignment (this "Notice") is given and delivered to ****[the Borrower and]**** the Agent pursuant to Section [12.3.2] of the Credit Agreement.

                 3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in
Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1.
The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections [12.3.1 and 12.3.2] of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.



------------------------------------

*To be included only if consent must be obtained from the Borrower pursuant to
Section 12.3.1 of the Credit Agreement.

         4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the
Assignee.   At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                 5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $2,500 required by
Section 12.3.2 of the Credit Agreement.

                 6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

                 7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                 8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                 9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

-----------------------------------
*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.


    [NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE]
    By:     ___________________________        By:     _________________________

    Title:  ___________________________        Title:  _________________________


    ACKNOWLEDGED [AND CONSENTED TO]             ACKNOWLEDGED [AND CONSENTED TO]
    BY [NAME OF AGENT]                          BY [NAME OF BORROWER]

    By:     ___________________________        By:     _________________________

    Title:  ___________________________        Title:  _________________________

                 [Attach photocopy of Schedule 1 to Assignment]

                                 SCHEDULE "1"

                                  LITIGATION
                              (See Section 5.7)



None.





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Schedule 2 to Credit Agreement among Firstar Corporation, The First National
Bank of Chicago as Agent and Lenders named therein


                                                            Jurisdiction
 Parent                                                 in which Incorporated
Company             Name of Subsidiary                      or Organized
-------     ----------------------------------------    ---------------------
   6        Firstar Insurance Services, Inc.             Wisconsin
   5        Elan Investment Services, Inc.               Wisconsin
   6        Elan Life Insurance Company, Inc.            Arizona
   6        Elan Title Services, Inc.                    Wisconsin
   5        Firstar Community Investment Corporation     Wisconsin
   6        Firstar Development Corporation              Delaware
   5        Firstar Leasing Services Corporation         Wisconsin
   5        Firstar Mortgage Corporation                 Wisconsin
   5        FM Properties of Wisconsin, Inc.             Wisconsin
   5        CSFM Corporation                             Wisconsin
   5        Firstar Home Mortgage Corporation            Wisconsin
   5        Firstar Information Services Corporation     Wisconsin
   4        Banks of Iowa Capital Corporation            Iowa
   4        Banks of Iowa Credit Corporation             Iowa
   4        Firstar CSC Corporation                      Iowa
   5        DPC of Milwaukee, Inc.                       Wisconsin
   5        Mid States Financial Corp                    Illinois
   1        First Colonial Trust Company                 Illinois
   1        First Colonial Mortgage Corporation          Illinois
   1        BankersTech, Inc.                            Illinois

   *        Appleton Capital Corporation                 Nevada
   *        Eau Claire Capital Corporation               Nevada
   *        Fond du Lac Capital Corporation              Nevada
   *        Grantsburg Capital Corporation               Nevada
   *        Green Bay Capital Corporation                Nevada
   *        Madison Capital Corporation                  Nevada
   *        Manitowoc Capital Corporation                Nevada
   *        Milwaukee Capital Corporation                Nevada
   *        Minocqua Capital Corporation                 Nevada
   *        Oshkosh Capital Corporation                  Nevada
   *        Rice Lake Capital Corporation                Nevada
   *        Sheboygan Capital Corporation                Nevada
   *        Wausau Capital Corporation                   Nevada
   *        Wisconsin Rapids Capital Corporation         Nevada

            Notes
   1        Subsidiary of Firstar Corporation of Wisconsin
   2        Subsidiary of Firstar Corporation of Minnesota
   3        Subsidiary of Firstar Corporation of Arizona
   4        Subsidiary of Firstar Corporation of Iowa
   5        Subsidiary of Firstar Bank Milwaukee, N.A.
   6        Subidiary of Firstar Corporation

   *        All Capital Corporations are subsidiaries of their respective banks


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                                                              Jurisdiction
 Parent                                                   in which Incorporated
Company        Name of Subsidiary                             or Organized
-------    -----------------------------------------      ---------------------
 1         Firstar Bank Milwaukee, N.A.                       United States
 1         Firstar Credit Card Bank, N.A.                     United States
 1         Firstar Bank Appleton                              Wisconsin
 1         Firstar Bank Eau Claire, N.A.                      United States
 1         Firstar Bank Fond du Lac, N.A.                     United States
 1         Firstar Bank Grantsburg, N.A.                      United States
 1         Firstar Bank Green Bay                             Wisconsin
 1         Firstar Bank Madison, N.A.                         United States
 1         Firstar Bank Manitowoc                             Wisconsin
 1         Firstar Bank Minocqua                              Wisconsin
 1         Firstar Bank Oshkosh, N.A.                         United States
 1         Firstar Bank Rice Lake, N.A.                       United States
 1         Firstar Bank Sheboygan, N.A.                       United States
 1         Firstar Bank Wausau, N.A.                          United States
 1         Firstar Bank Wisconsin Rapids, N.A.                United States
 4         Firstar Bank Ames                                  Iowa
 4         Firstar Bank Burlington, N.A.                      United States
 4         Firstar Bank Cedar Falls                           Iowa
 4         Firstar Bank Cedar Rapids, N.A.                    United States
 4         Firstar Bank Council Bluffs                        Iowa
 4         Firstar Bank Des Moines, N.A.                      United States
 4         Firstar Bank Mount Pleasant                        Iowa
 4         Firstar Bank Ottumwa                               Iowa
 4         Firstar Bank Quad Cities, N.A.                     United States
 4         Firstar Bank Red Oak, N.A.                         United States
 4         Firstar Bank Sioux City, N.A.                      United States
 2         Firstar Bank of Minnesota, N.A.                    United States
 1         Firstar Bank Illinois                              Illinois
 1         Colonial Bank                                      Illinois
 1         Community Bank of Edgewater                        Illinois
 1         York State Bank                                    Illinois
 1         Fox Lake State Bank                                Illinois
 1         All American Bank                                  Illinois
 1         First Colonial Bank of Lake County                 Illinois
 3         Firstar Metropolitan Bank & Trust                  Arizona

 6         Firstar Corporation of Wisconsin                   Wisconsin
 6         Firstar Corporation of Minnesota                   Minnesota
 6         Firstar Corporation of Arizona                     Arizona
 6         Firstar Corporation of Iowa                        Iowa
 1         Firstar Trust Company                              Wisconsin
 1         Firstar Trust Company of Florida, N.A.             United States
 1         Firstar Trust Company of Illinois                  Illinois
 2         Firstar Trust Company of Minnesota                 Minnesota
 6         Firstar Investment Research & Management Company   Wisconsin




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     Each subsidiary shown on this Schedule 2 is 100% owned by its indicated
Firstar parent company, with the following exceptions. The percentage ownership by the subsidiary's Firstar parent company is indicated next to the name of each subsidiary:

     Firstar Bank Eau Claire, N.A.                     97.8%

     Firstar Bank Green Bay                            99.7%

     Firstar Bank Madison, N.A.                        99.4%

     Firstar Bank Oshkosh, N.A.                        99.7%

     Firstar Trust Company                             99.9%

     Elan Life Insurance Company                       79.0%

     The remaining shares of the four Firstar Banks listed above and of Firstar Trust Company are owned by the public. All of the remaining shares of Elan Life Insurance Company are owned by ERCO Services, Inc.





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